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                                JONES, WALKER
                             WAECHTER, POITEVENT
                           CARRERE & DENEGRE, L.L.P.



                               October 18, 1996



Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, Louisiana  77005

     Re:    Stewart Enterprises, Inc.
            Registration Statement on Form S-3
            $300,000,000 of Debt Securities


Gentlemen:

     We have acted as counsel to Stewart Enterprises, Inc. ("Stewart") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by Stewart with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof relating to the registration of unsecured debt securities ("Debt Securities") which may be issued from time to time in one or more series up to a maximum aggregate initial offering price of $300,000,000 under an Indenture (the "Indenture") between Stewart and Citibank, N.A., New York, New York (the "Trustee") to be entered into prior to the issuance of the Debt Securities.

     In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) Stewart's Restated Articles of Incorporation and Bylaws, each as amended to date, (ii) the unanimous consent of the Board of Directors of Stewart dated October 18, 1996 authorizing the offering of the Debt Securities and other actions in connection therewith (the "Consent"), (iii) the form of the Indenture and (iv) such other records of Stewart, certificates of Stewart's officers and public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the legal capacity of all natural persons signing all documents in connection with which this opinion is rendered, and the authority of such persons signing on behalf of the parties thereto other than Stewart. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon representations of officers and other representatives of Stewart and others.
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Stewart Enterprises, Inc.
October 18, 1996
Page 2



     Based upon the foregoing qualifications, assumptions and limitations, and subject to the further qualifications and comments set forth below, we are of the opinion that:

     1. Stewart is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has all requisite corporate power to issue the Debt Securities.

     2. The Debt Securities to be issued under the Indenture have been duly authorized by Stewart's Board of Directors and will be valid and binding obligations of Stewart (except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, public policy considerations that may limit the rights of parties to obtain certain remedies, and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act of 1933, as amended, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Stewart and the Trustee, (ii) Stewart's Board of Directors, the Pricing Committee thereof, or an officer or officers duly authorized by such Pricing Committee, shall have taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof, and (iii) such Debt Securities shall have been duly executed by Stewart and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     The opinions rendered herein are specifically limited to currently applicable United States federal law and the laws of the States of New York and Louisiana and assume that, as of any relevant time, there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities. We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Debt Securities.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required

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Stewart Enterprises, Inc.
October 18, 1996
Page 3

under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.



                                           Yours very truly,

                                           JONES, WALKER, WAECHTER,
                                           POITEVENT, CARRERE & DENEGRE, L.L.P.


                                              /s/ L.R. McMILLAN, II
                                           By:__________________________
                                              L.R. McMillan, II